Exhibit 99.5

FORM OF BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of rights (the “Series C GCI Group Rights”) to purchase shares of Series C GCI Group common stock, par value $0.01 per share (the “Series C GCI Group Common Stock”), of GCI Liberty, Inc. (the “Company”).

In Part I of this form, I (we) instruct you whether to exercise, sell or transfer the Series C GCI Group Rights distributed pursuant to the terms and subject to the conditions set forth in the prospectus dated November 26, 2025.

PART I

BOX 1.	☐	Please do not exercise Series C GCI Group Rights.

BOX 2.	☐	Please exercise Series C GCI Group Rights as set forth below:

	Number of Series C GCI Group Rights		Subscription Price		Payment
Basic Subscription Privilege:		x	$[•]	=	$ (Line 1)
Oversubscription Privilege:		x	$[•]	=	$ (Line 2)

By exercising the oversubscription privilege (the “Oversubscription Privilege”) with respect to my (our) Series C GCI Group Rights, I (we) hereby represent and certify that I (we) have fully exercised my (our) basic subscription privilege (the “Basic Subscription Privilege”) received in respect of shares of Series C GCI Group Common Stock held in the below described capacity.

Total Payment Required = $

(Sum of Lines 1 and 2 must equal total of amounts in Boxes 3 and 4)

BOX 3.	☐	Payment in the following amount is enclosed:

BOX 4.	☐	Please deduct payment from the following account maintained by you as follows:

Type of Account	Account No.
Amount to be deducted: $
Date: ,2025	Signature(s):

Signature(s):
(If held jointly)

BOX 5.	☐	Please sell of my Series C GCI Group Rights.

BOX 6.	☐

Please have Broadridge Corporate Issuer Solutions, LLC effect my specific instructions that I have attached hereto and for which I have had an Eligible Institution with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 guarantee my signature.

Signature(s):

Signature(s):
(If held jointly)

Please type or print name(s) below:

Signature(s) Guaranteed by:

Eligible Institution

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.